P R E S S R E L E A S E
Vornado Announces Third Quarter 2025 Financial Results
New York City | November 3, 2025
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended September 30, 2025 Financial Results
NET INCOME attributable to common shareholders for the quarter ended September 30, 2025 was $11,589,000, or $0.06 per diluted share, compared to net loss attributable to common shareholders of $19,154,000, or $0.10 per diluted share, for the prior year's quarter.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended September 30, 2025 was $117,372,000, or $0.58 per diluted share, compared to $99,256,000, or $0.50 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended September 30, 2025 was $114,535,000, or $0.57 per diluted share, and $102,755,000, or $0.52 per diluted share, for the prior year's quarter.
Nine Months Ended September 30, 2025 Financial Results
NET INCOME attributable to common shareholders for the nine months ended September 30, 2025 was $842,250,000, or $4.19 per diluted share, compared to $7,072,000, or $0.04 per diluted share, for the nine months ended September 30, 2024. The increase is primarily due to the $803,248,000 gain related to the 770 Broadway master lease with New York University ("NYU"), the $76,162,000 net gain recognized upon the disposition of a portion of the 666 Fifth condominium to UNIQLO, and the $17,240,000 reversal of PENN 1 rent expense previously accrued following the April 2025 rent reset determination (which is subject to the ongoing litigation described on page 4).
FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the nine months ended September 30, 2025 was $373,482,000, or $1.86 per diluted share, compared to $352,914,000, or $1.79 per diluted share, for the nine months ended September 30, 2024. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the nine months ended September 30, 2025 was $354,239,000, or $1.76 per diluted share, and $324,860,000, or $1.65 per diluted share, for the nine months ended September 30, 2024.

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The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$117,372	$99,256	$373,482	$352,914
Per diluted share (non-GAAP)	$0.58	$0.50	$1.86	$1.79

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	$3,586	$4,164	$10,128	$10,897
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	—	—	(11,110)	(13,069)
Gain on sale of Canal Street condominium units	—	—	(10,337)	—
Our share of the gain on the discounted extinguishment of the 280 Park Avenue mezzanine loan	—	—	—	(31,215)
Other	(6,661)	(365)	(9,556)	2,896
	(3,075)	3,799	(20,875)	(30,491)
Noncontrolling interests' share of above adjustments on a dilutive basis	238	(300)	1,632	2,437
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(2,837)	$3,499	$(19,243)	$(28,054)
Per diluted share (non-GAAP)	$(0.01)	$0.02	$(0.10)	$(0.14)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$114,535	$102,755	$354,239	$324,860
Per diluted share (non-GAAP)	$0.57	$0.52	$1.76	$1.65
________________________________
(1)See page 11 for a reconciliation of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2025 and 2024.
FFO, as Adjusted Bridge - Q3 2025 vs. Q3 2024
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2024 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2025:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2024	$102.8	$0.52

Increase / (decrease) in FFO, as adjusted due to:
Variable businesses (primarily signage)	7.3
Impact of NYU master lease at 770 Broadway	6.1
Asset sales	(4.5)
Capitalized interest (primarily PENN 2)	(4.4)
Rent commencements, net of lease expirations	2.6
Other, net	5.1
	12.2
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	(0.5)
Net increase	11.7	0.05

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2025	$114.5	$0.57
See page 11 for a reconciliation of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2025 and 2024. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

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Acquisitions
623 Fifth Avenue
On September 4, 2025, we purchased the 623 Fifth Avenue office condominium, a 36-story, 383,000 square foot building situated above the flagship Saks Fifth Avenue department store, for $218,000,000. At closing, we borrowed $145,420,000 under our revolving credit facility to partially finance the acquisition. We intend to redevelop the asset into a premier, boutique office building. We expect to complete the redevelopment for delivery to tenants in 2027.
Investment in Loan
On July 24, 2025, we purchased a $35,000,000 A-Note secured by a Midtown Manhattan property at par. The A-Note accrues interest at 4.89% plus 4.00% default interest. We previously acquired the $50,000,000 B-Note secured by the property in August 2024. The A-Note, together with the B-Note, is in default.
Dispositions
512 West 22nd Street
On August 14, 2025, a joint venture, in which we have a 55.0% interest, completed the sale of 512 West 22nd Street, a 173,000 square foot office building, for $205,000,000. The joint venture used a portion of the proceeds to repay the $122,930,000 mortgage loan encumbering the property. We received net proceeds of $37,900,000 and recognized a financial statement net gain of $11,002,000, which is included in “income from partially owned entities” on our consolidated statements of income.
49 West 57th Street
On June 26, 2025, a joint venture, in which we own a 50.0% interest, completed the sale of the 49 West 57th Street commercial condominium. We received net proceeds of $8,650,000 and recognized a financial statement net gain of $2,527,000 which is included in "income from partially owned entities" on our consolidated statements of income.
220 Central Park South
During the nine months ended September 30, 2025, we closed on the sale of two condominium units and ancillary amenities at 220 CPS for net proceeds of $24,839,000, resulting in a financial statement net gain of $13,702,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $2,592,000 of income tax expense was recognized on our consolidated statements of income. Two units remain unsold.
Canal Street Condominium Units
During the nine months ended September 30, 2025, we closed on the sale of six residential condominium units at 304-306 Canal Street and 334 Canal Street for net proceeds of $21,633,000, resulting in a financial statement net gain of $10,337,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. Two units remain unsold.
666 Fifth Avenue (Fifth Avenue and Times Square JV)
On January 8, 2025, the Fifth Avenue and Times Square JV completed the sale to UNIQLO of the portion of its U.S. flagship store at 666 Fifth Avenue owned by the joint venture for $350,000,000 and realized net proceeds of $342,000,000. The net proceeds were used to partially redeem Vornado’s preferred equity on the asset. The joint venture continues to own 23,832 square feet of retail space (7,416 square feet at grade) at 666 Fifth Avenue consisting of the Abercrombie & Fitch and Tissot stores. We recognized a financial statement gain of $76,162,000, which is included in “income from partially owned entities” on our consolidated statements of income.
Financing Activity
650 Madison Avenue
In October 2025, a joint venture, in which we own a 20.1% interest, received a notice of default (the “Notice”) on the $800,000,000 non-recourse mortgage loan secured by 650 Madison Avenue, a 601,000 square foot Manhattan office and retail property. The Notice asserts that the joint venture is in default under the loan agreement due to its failure to pay the full interest and reserve amounts due and owing under the loan agreement and that the joint venture’s obligations are now immediately due and payable.
As previously announced in the fourth quarter of 2022, Vornado wrote off its entire investment in 650 Madison Avenue and accordingly carries this investment at zero on its balance sheet and, since then, no longer records its share of net income (loss) from this investment.
4 Union Square South
On August 12, 2025, we completed a $120,000,000 refinancing of 4 Union Square South, a 204,000 square foot Manhattan retail property. The 10-year interest-only loan matures in September 2035 and has a fixed rate of 5.64%. The loan replaces the previous $120,000,000 loan that bore interest at SOFR plus 1.50% and was scheduled to mature in August 2025.

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Financing Activity - continued
Alexander's Inc. ("Alexander's")
On August 1, 2025, Alexander’s, in which we own a 32.4% common equity interest, entered into a 60-day extension with the lenders on the $300,000,000 non-recourse mortgage loan encumbering the retail condominium of 731 Lexington Avenue. The loan was previously scheduled to mature on August 5, 2025. Alexander’s did not repay the loan on the extended maturity date of October 3, 2025. Alexander's is in discussions with the lenders regarding a potential loan restructuring.
PENN 11
On July 16, 2025, we completed a $450,000,000 refinancing of PENN 11, a 1,200,000 square foot Manhattan office building. The five-year interest-only loan matures in August 2030 and has a fixed rate of 6.35%. We paid down by $50,000,000 the prior $500,000,000 loan that bore interest at a rate of SOFR plus 2.06% (swapped to an all-in fixed rate of 6.28%) and was scheduled to mature in October 2025. The swap was terminated at the time of refinancing, and we received $130,000 of proceeds.
Independence Plaza
On June 5, 2025, a joint venture, in which we have a 50.1% interest, completed a $675,000,000 refinancing of Independence Plaza, a 1,328 unit residential complex in the Tribeca submarket of Manhattan. The interest-only non-recourse loan bears interest at a fixed rate of 5.84% and matures in June 2030. The loan replaces the previous $675,000,000 non-recourse loan that was scheduled to mature in July 2025 and bore interest at 4.25%.
Sustainability Margin Adjustment
In April 2025, we qualified for a sustainability margin adjustment on our unsecured term loan and revolving credit facilities by achieving certain KPI metrics, which reduced our interest rate by 0.05% and 0.04%, respectively.
1535 Broadway (Fifth Avenue and Times Square JV)
On April 14, 2025, the Fifth Avenue and Times Square JV completed a $450,000,000 financing of 1535 Broadway. The interest-only non-recourse loan bears interest at a fixed rate of 6.90% and matures in May 2030. After transaction costs and reserves, $407,000,000 of the net proceeds from the financing were used to partially redeem Vornado’s Fifth Avenue and Times Square JV preferred equity.
Senior Unsecured Notes due 2025
We repaid our $450,000,000 3.50% senior unsecured notes on their January 15, 2025 maturity date.
770 Broadway
On May 5, 2025, we completed a master lease with NYU to lease 1,076,000 square feet at 770 Broadway, on an “as is”, triple net basis for a 70-year lease term. Under the terms of the master lease, a rental agreement under Section 467 of the Internal Revenue Code, NYU made a prepaid lease payment of $935,000,000, and will also make annual lease payments of $9,281,000 during the lease term. NYU has an option to purchase the leased premises in both 2055 and at the end of the lease term in 2095. NYU assumed the existing office leases at the property.
We used a portion of the prepaid lease payment to repay the $700,000,000 mortgage loan which previously encumbered the property.
We retained the 92,000 square feet retail condominium leased to Wegmans.
In connection with the transaction, we recorded a gain on sales-type lease of $803,248,000.
PENN 1 Ground Rent Reset Determination
On April 22, 2025, an arbitration panel (the “Panel”) appointed to determine the ground rent payable by Vornado’s subsidiary for the PENN 1 land parcel for the 25-year period beginning June 17, 2023 determined that the annual rent payable will be $15,000,000. On July 21, 2025, the ground lessor filed a motion in New York County Supreme Court to vacate the Panel’s ground rent determination. On October 31, 2025, the court granted the ground lessor’s motion. We believe the motion is without merit and intend to appeal the court’s decision.
Further, litigation is currently pending between the parties in New York County Supreme Court regarding a separate point relating to the matter. The court denied our motion to dismiss that action and we are appealing that decision. The Panel’s decision (which is subject to the aforementioned vacatur decision that we plan to appeal) provides that if the fee owner prevails in a final judgment in that litigation, the annual rent for the 25-year term will be $20,220,000, retroactive to June 17, 2023.
We were accruing $26,205,000 per annum of ground rent based on a previous estimate and therefore, in connection with the Panel’s determination (which is subject to the ongoing litigation described above), we reversed $17,240,000 of previously accrued rent expense during the nine months ended September 30, 2025. Additionally, commencing in the first quarter of 2025, we are now paying based on the $15,000,000 annual rent.

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Leasing Activity
The leasing activity and related statistics in the tables below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.

(Square feet in thousands)	New York			555 California Street
	Office	Retail	THE MART
Three Months Ended September 30, 2025
Total square feet leased	594	27	158	224
Our share of square feet leased:	542	23	158	157
Initial rent(1)	$102.60	$292.79	$48.84	$113.95
Weighted average lease term (years)	12.5	9.0	10.5	8.6
Second generation relet space:
Square feet	169	11	46	91
GAAP basis:
Straight-line rent(2)	$81.15	$255.36	$50.16	$137.13
Prior straight-line rent	$70.16	$171.86	$49.08	$106.72
Percentage increase	15.7%	48.6%	2.2%	28.5%
Cash basis (non-GAAP):
Initial rent(1)	$84.28	$233.25	$52.57	$135.30
Prior escalated rent	$76.32	$177.66	$55.60	$117.57
Percentage increase (decrease)	10.4%	31.3%	(5.4)%	15.1%
Tenant improvements and leasing commissions:
Per square foot	$163.37	$202.90	$152.43	$155.28
Per square foot per annum	$13.07	$22.54	$14.52	$18.06
Percentage of initial rent	12.7%	7.7%	29.7%	15.8%
________________________________
See notes below.

(Square feet in thousands)	New York			555 California Street
	Office(3)	Retail	THE MART
Nine Months Ended September 30, 2025
Total square feet leased	2,782	109	368	446
Our share of square feet leased:	2,641	89	368	312
Initial rent(1)	$99.26	$172.63	$50.10	$117.28
Weighted average lease term (years)	12.2	9.6	8.3	10.8
Second generation relet space:
Square feet	663	65	192	246
GAAP basis:
Straight-line rent(2)	$86.76	$130.95	$47.74	$133.94
Prior straight-line rent	$77.55	$107.27	$49.24	$108.97
Percentage increase (decrease)	11.9%	22.1%	(3.0)%	22.9%
Cash basis (non-GAAP):
Initial rent(1)	$91.07	$122.96	$51.95	$126.30
Prior escalated rent	$84.10	$109.34	$55.69	$117.44
Percentage increase (decrease)	8.3%	12.5%	(6.7)%	7.5%
Tenant improvements and leasing commissions:
Per square foot	$149.78	$154.78	$103.56	$192.27
Per square foot per annum	$12.28	$16.12	$12.48	$17.80
Percentage of initial rent	12.4%	9.3%	24.9%	15.2%
_______________________________
(1)Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Most leases include free rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis straight-line rent per square foot.
(2)Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases and includes the effect of free rent and periodic step-ups in rent.
(3)The leasing statistics other than square feet leased, exclude the impact of the 1,076 square foot master lease to NYU at 770 Broadway.

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Occupancy

(At Vornado's share)	New York				THE MART	555 California Street
	Total	Office	Retail
Occupancy as of September 30, 2025	87.5%	88.4%	79.2%	(1)	80.7%	96.3%
____________________
(1)Reflects the impact of the 100 West 33rd Street retail space coming out of service during the third quarter of 2025.

Same Store Net Operating Income ("NOI") (non-GAAP) At Share:
	Total	New York		THE MART(2)	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended September 30, 2025 compared to September 30, 2024	7.5%	9.1%		(10.4)%	3.8%
Nine months ended September 30, 2025 compared to September 30, 2024	5.4%	4.5%	(3)	19.9%	4.0%
Three months ended September 30, 2025 compared to June 30, 2025	(3.4)%	1.7%		(46.9)%	(5.4)%

Same store NOI at share - cash basis % (decrease) increase(1):
Three months ended September 30, 2025 compared to September 30, 2024	(8.2)%	(7.4)%	(4)	(10.0)%	(16.0)%	(6)
Nine months ended September 30, 2025 compared to September 30, 2024	(4.6)%	(6.2)%	(4)(5)	20.4%	(7.9)%	(6)
Three months ended September 30, 2025 compared to June 30, 2025	(5.8)%	(0.3)%	(5)	(47.1)%	(5.6)%
____________________
(1)See pages 13 through 18 for same store NOI at share and same store NOI at share - cash basis reconciliations.
(2)2025 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment.
(3)Excludes the impact of the $17,240,000 reversal of previously accrued PENN 1 ground rent. See page 4 for further details.
(4)Decrease in same store NOI at share - cash basis vs. GAAP basis is primarily due to (i) current period PENN 1 ground rent increase and (ii) GAAP rent commencing on new leases with free rent periods.
(5)Excludes the impact of the April 2025 $22,361,000 true-up payment for prior period PENN 1 ground rent owed based on the recent rent reset determination (which is subject to the ongoing litigation described on page 4).
(6)Decrease in same store NOI at share cash basis vs. GAAP basis is primarily due to GAAP rent commencing on new leases with free rent periods.

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NOI At Share and NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2025 and 2024 and the three months ended June 30, 2025 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2025
	2025	2024		2025	2024
NOI at share:
New York:
Office(1)(2)	$171,128	$167,051	$173,104	$535,733	$513,377
Retail(3)	42,183	47,283	42,798	131,096	143,141
Residential	6,457	5,784	6,362	19,011	17,972
Alexander's	8,770	9,470	8,315	26,594	30,380
Total New York	228,538	229,588	230,579	712,434	704,870
Other:
THE MART(4)	13,275	14,972	25,197	54,388	45,518
555 California Street	17,293	15,780	18,686	53,822	49,109
Other investments	7,570	5,151	3,211	16,995	15,289
Total Other	38,138	35,903	47,094	125,205	109,916
NOI at share	$266,676	$265,491	$277,673	$837,639	$814,786

NOI at share - cash basis:
New York:
Office(1)(5)	$145,556	$173,415	$127,579	$440,592	$516,700
Retail(3)	37,536	44,095	39,692	120,955	132,668
Residential	5,989	5,527	5,990	17,827	17,164
Alexander's	9,509	10,424	9,344	29,391	35,557
Total New York	198,590	233,461	182,605	608,765	702,089
Other:
THE MART(4)	13,267	14,901	25,258	56,042	46,685
555 California Street	16,455	19,589	20,684	55,276	56,483
Other investments	7,618	4,347	3,172	16,937	14,244
Total Other	37,340	38,837	49,114	128,255	117,412
NOI at share - cash basis	$235,930	$272,298	$231,719	$737,020	$819,501
________________________________
(1)Includes Building Maintenance Services NOI of $6,985, $8,280, $7,584, $21,505 and $23,423 for the three months ended September 30, 2025 and 2024 and June 30, 2025 and the nine months ended September 30, 2025 and 2024, respectively.
(2)Increase in 2025 NOI at share is primarily due to revenue recognition on new leases partially offset by the impact of the NYU master lease at 770 Broadway, which included a $935,000 rent prepayment (see page 4 for further details).
(3)2025 includes the impact of the sale of a portion of the 666 Fifth Avenue retail condominium. See page 3 for details.
(4)2025 includes the impact of a reversal of a prior period tax accrual resulting from a property tax reassessment.
(5)Decrease in 2025 NOI at share – cash basis is primarily due to (i) the impact of the NYU master lease at 770 Broadway, which included a $935,000 rent prepayment (see page 4 for further details), (ii) free rent periods on new leases commencing and (iii) the April 2025 payment of $22,361 for prior period PENN 1 ground rent owed based on the recent rent reset determination (which is subject to the ongoing litigation described on page 4).

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Active Development/Redevelopment Summary as of September 30, 2025:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,823,000	$750,000		$724,311	$25,689	2026	10.2%
Districtwide Improvements	N/A	100,000		79,647	20,353	N/A	N/A
Total PENN District		850,000	(1)	803,958	46,042

Sunset Pier 94 Studios (49.9% interest)	266,000	125,000	(2)	94,836	30,164	2026	10.3%

Total Active Development Projects		$975,000		$898,794	$76,206
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. During 2024, we fully funded our $34,000 share of cash contributions.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, November 4, 2025 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 8601197. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2024. Currently, some of the factors are interest rate fluctuations and the effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

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VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	September 30, 2025	December 31, 2024
ASSETS
Real estate, at cost:
Land	$2,386,674	$2,434,209	$(47,535)
Buildings and improvements	10,716,133	10,439,113	277,020
Development costs and construction in progress	1,015,288	1,097,395	(82,107)
Leasehold improvements and equipment	111,528	120,915	(9,387)
Total	14,229,623	14,091,632	137,991
Less accumulated depreciation and amortization	(4,115,089)	(4,025,349)	(89,740)
Real estate, net	10,114,534	10,066,283	48,251
Right-of-use assets	677,556	678,804	(1,248)
Net investment in lease	165,812	—	165,812
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	1,009,876	733,947	275,929
Restricted cash	142,219	215,672	(73,453)
Total	1,152,095	949,619	202,476
Tenant and other receivables	89,322	58,853	30,469
Investments in partially owned entities	1,965,901	2,691,478	(725,577)
Receivable arising from the straight-lining of rents	724,807	707,020	17,787
Deferred leasing costs, net	350,198	354,882	(4,684)
Identified intangible assets, net	112,459	118,215	(5,756)
Other assets	394,414	373,454	20,960
Total assets	$15,747,098	$15,998,608	$(251,510)
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$4,921,263	$5,676,014	$(754,751)
Senior unsecured notes, net	746,896	1,195,914	(449,018)
Unsecured term loan, net	796,990	795,948	1,042
Unsecured revolving credit facilities	720,420	575,000	145,420
Lease liabilities	708,457	749,759	(41,302)
Accounts payable and accrued expenses	382,267	374,013	8,254
Deferred compensation plan	111,574	114,580	(3,006)
Other liabilities	341,634	345,511	(3,877)
Total liabilities	8,729,501	9,826,739	(1,097,238)
Redeemable noncontrolling interests	781,271	834,658	(53,387)
Shareholders' equity	6,066,124	5,158,242	907,882
Noncontrolling interests in consolidated subsidiaries	170,202	178,969	(8,767)
Total liabilities, redeemable noncontrolling interests and equity	$15,747,098	$15,998,608	$(251,510)

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 18

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$453,700	$443,255	$1,356,716	$1,329,896

Net income (loss)	$19,239	$(19,468)	$932,290	$14,358
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	8,912	14,152	30,326	40,024
Operating Partnership	(1,036)	1,690	(73,788)	(724)
Net income (loss) attributable to Vornado	27,115	(3,626)	888,828	53,658
Preferred share dividends	(15,526)	(15,528)	(46,578)	(46,586)
Net income (loss) attributable to common shareholders	$11,589	$(19,154)	$842,250	$7,072

Income (loss) per common share - basic:
Net income (loss) per common share	$0.06	$(0.10)	$4.39	$0.04
Weighted average shares outstanding	192,050	190,556	191,804	190,493

Income (loss) per common share - diluted:
Net income (loss) per common share	$0.06	$(0.10)	$4.19	$0.04
Weighted average shares outstanding	200,150	190,556	201,098	195,473

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$117,372	$99,256	$373,482	$352,914
Per diluted share (non-GAAP)	$0.58	$0.50	$1.86	$1.79

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$114,535	$102,755	$354,239	$324,860
Per diluted share (non-GAAP)	$0.57	$0.52	$1.76	$1.65

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	201,416	198,912	201,098	197,224
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) attributable to common shareholders	$11,589	$(19,154)	$842,250	$7,072
Per diluted share	$0.06	$(0.10)	$4.19	$0.04

FFO adjustments:
Depreciation and amortization of real property	$103,617	$103,190	$311,016	$297,870
Change in fair value of marketable securities	(1,719)	—	(1,719)	—
Gain on sales-type lease	—	—	(803,248)	—
Real estate impairment losses	—	—	542	—
Net gains on sale of real estate	—	—	—	(873)
Our share of partially owned entities:
Depreciation and amortization of real property	23,302	25,091	71,934	77,712
Net gains on sale of real estate	(11,002)	—	(90,537)	—
FFO adjustments, net	114,198	128,281	(512,012)	374,709
Impact of assumed conversion of dilutive convertible securities	385	385	1,189	1,164
Noncontrolling interests' share of above adjustments on a dilutive basis	(8,800)	(10,256)	42,055	(30,031)
FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$117,372	$99,256	$373,482	$352,914
Per diluted share	$0.58	$0.50	$1.86	$1.79

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	192,050	190,556	191,804	190,493
Effect of dilutive securities:
Share-based payment awards	8,100	6,824	8,000	4,980
Convertible securities	1,266	1,532	1,294	1,751
Denominator for FFO per diluted share	201,416	198,912	201,098	197,224

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net income (loss) to NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2025 and 2024 and the three months ended June 30, 2025.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2025
	2025	2024		2025	2024
Net income (loss)	$19,239	$(19,468)	$813,227	$932,290	$14,358
Depreciation and amortization expense	117,122	116,006	115,574	348,851	334,439
General and administrative expense	37,490	35,511	39,978	116,065	111,883
Transaction related costs and other	3,563	(113)	721	4,327	3,901
Income from partially owned entities	(21,940)	(18,229)	(16,671)	(135,588)	(82,457)
Interest and other investment income, net	(22,413)	(12,391)	(11,056)	(41,730)	(34,626)
Interest and debt expense	84,459	100,907	87,929	268,204	289,786
Gain on sales-type lease	—	—	(803,248)	(803,248)	—
Net gains on disposition of wholly owned and partially owned assets	—	—	(8,488)	(24,039)	(16,048)
Income tax (benefit) expense	(5,589)	4,883	4,123	5,727	16,907
NOI from partially owned entities	64,884	67,292	66,227	198,222	205,959
NOI attributable to noncontrolling interests in consolidated subsidiaries	(10,139)	(8,907)	(10,643)	(31,442)	(29,316)
NOI at share	266,676	265,491	277,673	837,639	814,786
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(30,746)	6,807	(45,954)	(100,619)	4,715
NOI at share - cash basis	$235,930	$272,298	$231,719	$737,020	$819,501
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We use these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2025 compared to September 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended September 30, 2025	$266,676	$228,538	$13,275	$17,293	$7,570
Less NOI at share from:
Dispositions	(782)	(783)	1	—	—
Development properties	(3,462)	(3,462)	—	—	—
Other non-same store income, net	(11,124)	(2,643)	—	(911)	(7,570)
Same store NOI at share for the three months ended September 30, 2025	$251,308	$221,650	$13,276	$16,382	$—

NOI at share for the three months ended September 30, 2024	$265,491	$229,588	$14,972	$15,780	$5,151
Less NOI at share from:
Dispositions	(5,139)	(4,990)	(149)	—	—
Development properties	(8,279)	(8,279)	—	—	—
Other non-same store income, net	(18,399)	(13,248)	—	—	(5,151)
Same store NOI at share for the three months ended September 30, 2024	$233,674	$203,071	$14,823	$15,780	$—

Increase (decrease) in same store NOI at share	$17,634	$18,579	$(1,547)	$602	$—

% increase (decrease) in same store NOI at share	7.5%	9.1%	(10.4)%	3.8%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2025 compared to September 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2025	$235,930	$198,590	$13,267	$16,455	$7,618
Less NOI at share - cash basis from:
Dispositions	(1,052)	(1,053)	1	—	—
Development properties	(3,222)	(3,222)	—	—	—
Other non-same store expense income, net	(11,633)	(4,015)	—	—	(7,618)
Same store NOI at share - cash basis for the three months ended September 30, 2025	$220,023	$190,300	$13,268	$16,455	$—

NOI at share - cash basis for the three months ended September 30, 2024	$272,298	$233,461	$14,901	$19,589	$4,347
Less NOI at share - cash basis from:
Dispositions	(4,436)	(4,285)	(151)	—	—
Development properties	(8,037)	(8,037)	—	—	—
Other non-same store income, net	(20,070)	(15,723)	—	—	(4,347)
Same store NOI at share - cash basis for the three months ended September 30, 2024	$239,755	$205,416	$14,750	$19,589	$—

Decrease in same store NOI at share - cash basis	$(19,732)	$(15,116)	$(1,482)	$(3,134)	$—

% decrease in same store NOI at share - cash basis	(8.2)%	(7.4)%	(10.0)%	(16.0)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the nine months ended September 30, 2025 compared to September 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the nine months ended September 30, 2025	$837,639	$712,434	$54,388	$53,822	$16,995
Less NOI at share from:
Dispositions	(4,400)	(4,159)	(241)	—	—
Development properties	(15,203)	(15,203)	—	—	—
Other non-same store income, net	(50,473)	(30,744)	—	(2,734)	(16,995)
Same store NOI at share for the nine months ended September 30, 2025	$767,563	$662,328	$54,147	$51,088	$—

NOI at share for the nine months ended September 30, 2024	$814,786	$704,870	$45,518	$49,109	$15,289
Less NOI at share from:
Dispositions	(14,843)	(14,470)	(373)	—	—
Development properties	(26,886)	(26,886)	—	—	—
Other non-same store income, net	(45,081)	(29,792)	—	—	(15,289)
Same store NOI at share for the nine months ended September 30, 2024	$727,976	$633,722	$45,145	$49,109	$—

Increase in same store NOI at share	$39,587	$28,606	$9,002	$1,979	$—

% increase in same store NOI at share	5.4%	4.5%	19.9%	4.0%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 15 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the nine months ended September 30, 2025 compared to September 30, 2024.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the nine months ended September 30, 2025	$737,020	$608,765	$56,042	$55,276	$16,937
Less NOI at share - cash basis from:
Dispositions	(4,751)	(4,508)	(243)	—	—
Development properties	(14,483)	(14,483)	—	—	—
Other non-same store (income) expense, net	(19,635)	562	—	(3,260)	(16,937)
Same store NOI at share - cash basis for the nine months ended September 30, 2025	$698,151	$590,336	$55,799	$52,016	$—

NOI at share - cash basis for the nine months ended September 30, 2024	$819,501	$702,089	$46,685	$56,483	$14,244
Less NOI at share - cash basis from:
Dispositions	(12,984)	(12,660)	(324)	—	—
Development properties	(25,921)	(25,921)	—	—	—
Other non-same store income, net	(48,407)	(34,163)	—	—	(14,244)
Same store NOI at share - cash basis for the nine months ended September 30, 2024	$732,189	$629,345	$46,361	$56,483	$—

(Decrease) increase in same store NOI at share - cash basis	$(34,038)	$(39,009)	$9,438	$(4,467)	$—

% (decrease) increase in same store NOI at share - cash basis	(4.6)%	(6.2)%	20.4%	(7.9)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 16 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2025 compared to June 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended September 30, 2025	$266,676	$228,538	$13,275	$17,293	$7,570
Less NOI at share from:
Dispositions	(782)	(783)	1	—	—
Development properties	(3,462)	(3,462)	—	—	—
Other non-same store income, net	(11,112)	(2,631)	—	(911)	(7,570)
Same store NOI at share for the three months ended September 30, 2025	$251,320	$221,662	$13,276	$16,382	$—

NOI at share for the three months ended June 30, 2025	$277,673	$230,579	$25,197	$18,686	$3,211
Less NOI at share from:
Dispositions	(1,641)	(1,467)	(174)	—	—
Development properties	(5,011)	(5,011)	—	—	—
Other non-same store income, net	(10,825)	(6,247)	—	(1,367)	(3,211)
Same store NOI at share for the three months ended June 30, 2025	$260,196	$217,854	$25,023	$17,319	$—

(Decrease) increase in same store NOI at share	$(8,876)	$3,808	$(11,747)	$(937)	$—

% (decrease) increase in same store NOI at share	(3.4)%	1.7%	(46.9)%	(5.4)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 17 OF 18

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended September 30, 2025 compared to June 30, 2025.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2025	$235,930	$198,590	$13,267	$16,455	$7,618
Less NOI at share - cash basis from:
Dispositions	(1,052)	(1,053)	1	—	—
Development properties	(3,222)	(3,222)	—	—	—
Other non-same store income, net	(11,817)	(4,199)	—	—	(7,618)
Same store NOI at share - cash basis for the three months ended September 30, 2025	$219,839	$190,116	$13,268	$16,455	$—

NOI at share - cash basis for the three months ended June 30, 2025	$231,719	$182,605	$25,258	$20,684	$3,172
Less NOI at share - cash basis from:
Dispositions	(1,652)	(1,478)	(174)	—	—
Development properties	(4,772)	(4,772)	—	—	—
Other non-same store expense (income), net	7,980	14,412	—	(3,260)	(3,172)
Same store NOI at share - cash basis for the three months ended June 30, 2025	$233,275	$190,767	$25,084	$17,424	$—

Decrease in same store NOI at share - cash basis	$(13,436)	$(651)	$(11,816)	$(969)	$—

% decrease in same store NOI at share - cash basis	(5.8)%	(0.3)%	(47.1)%	(5.6)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 18 OF 18